   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 2000

                                                      REGISTRATION NO. 333-94855
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 2


                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                         ------------------------------

                            COMPUCREDIT CORPORATION

             (Exact name of registrant as specified in its charter)

           GEORGIA                          6141                    58-2336689
 (State or other jurisdiction   (Primary Standard Industrial     (I.R.S. Employer
     of incorporation or        Classification Code Number)   Identification Number)
        organization)

                          ONE RAVINIA DRIVE, SUITE 500
                             ATLANTA, GEORGIA 30346
                                 (770) 206-6200

              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                         ------------------------------

                                BRETT M. SAMSKY
                            CHIEF FINANCIAL OFFICER
                            COMPUCREDIT CORPORATION
                          ONE RAVINIA DRIVE, SUITE 500
                             ATLANTA, GEORGIA 30346
                                 (770) 206-6200

           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                WITH COPIES TO:

     Daniel T. Falstad, Esq.                               David S. Katz, Esq.
     Robert K. Harris, Esq.                         Orrick, Herrington & Sutcliffe LLP
      Troutman Sanders LLP                                 3050 K Street, N.W.
Bank of America Plaza, Suite 5200                         Washington, D.C. 20007
   600 Peachtree Street, N.E.                           Telephone: (202) 339-8497
   Atlanta, Georgia 30308-2216                          Facsimile: (202) 339-8500
    Telephone: (404) 885-3000
    Facsimile: (404) 962-6554

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                         ------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration fee to Securities and Exchange Commission......  $ 35,000
Nasdaq National Market listing fee..........................    17,500
Printing costs..............................................   275,000
Accounting fees and expenses................................   100,000
Legal fees and expenses.....................................   400,000
Miscellaneous expenses......................................    50,500
                                                              --------
Total.......................................................  $878,000

    The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Georgia Business Corporation Code (the "GBCC") permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provisions shall eliminate or limit the liability of a director: (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for unlawful corporate distributions; or (iv) for any transaction from which the director received an improper personal benefit. This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under the GBCC (and not for violation of other laws, such as the federal securities laws). The Amended and Restated Articles of Incorporation exonerate the directors of CompuCredit Corporation ("CompuCredit") from monetary liability to the extent permitted by this statutory provision.

    CompuCredit's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws also provide that CompuCredit shall indemnify any director, and may indemnify any officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of CompuCredit), by reason of the fact that such person is or was a director or officer of CompuCredit, or is or was serving at the request of CompuCredit as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of CompuCredit (and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person's conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the GBCC. In addition, the Amended and Restated Bylaws provide that CompuCredit will advance to its directors, and may advance to its officers, reasonable expenses of any such proceeding; provided that, such person furnishes CompuCredit with (i) a written affirmation of such person's good faith belief that such person has met the applicable standard of conduct and (ii) a written undertaking to repay any advances if it is ultimately determined that such person is not entitled to indemnification.

    Notwithstanding any provision of CompuCredit's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws to the contrary, the GBCC provides that CompuCredit shall not indemnify a director or officer for any liability incurred in a proceeding in which a director or officer is adjudged liable to CompuCredit or is subjected to injunctive relief in favor of
CompuCredit: (i) for any
appropriation, in violation of his duties, of any business opportunity of CompuCredit; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for unlawful corporate distributions; and
(iv) for any transaction from which the director or officer received an improper personal benefit.

    CompuCredit has purchased insurance with respect to, among other things, liabilities that may accrue under the statutory provisions referred to above.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    The share numbers provided in the following paragraphs of this Item 15 do not reflect the stock split effected by CompuCredit contemporaneously with the closing of its initial public offering.

    On August 29, 1997, CompuCredit issued to the partners of CompuCredit, L.P., a Georgia limited partnership, in connection with the merger of CompuCredit, L.P. with and into CompuCredit, an aggregate of 2,000,000 shares of common stock and 200,000 shares of preferred stock in exchange for an aggregate of 86 Series A Units, 14 Series B Units and 1 Series C Unit of CompuCredit, L.P. This transaction was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), based on the facts set forth below.

    On August 29, 1997, CompuCredit issued to Atlantic Equity Corporation, in connection with the execution of a certain Certificate Purchase Agreement relating to a securitization of credit card receivables by CompuCredit, an aggregate of 61,855 shares of common stock in consideration of the benefits accruing to CompuCredit under such Certificate Purchase Agreement. This transaction was exempt from registration under Section 4(2) of the Securities Act, based on the facts set forth below. On August 21, 1998, CompuCredit issued to Greystone Capital Partners I, L.P., in a private placement exempt from registration under Section 4(2) of the Securities Act, based on the facts set forth below, an aggregate of 68,728 shares of common stock for an aggregate purchase price of $10,000,000.

    On April 28, 1999, concurrently with the closing of CompuCredit's initial public offering, shares of CompuCredit's preferred stock held by the following shareholders were exchanged with CompuCredit for common stock under a plan of recapitalization. Each share of preferred stock held by such shareholders had a stated value of $100 per share and accrued dividends at a rate of 9% per annum from the date of issuance. The number of shares of common stock each shareholder received was determined by dividing the liquidation preference amount, including accrued dividends, on the closing date of CompuCredit's initial public offering by $12.00 per share, the offering price per share of the common stock in CompuCredit's initial public offering. The exchange was exempt from registration under Section 4(2) of the Securities Act based on the facts set forth below.

                                                  PREFERRED   LIQUIDATION PREFERENCE, INCLUDING    COMMON
                                                   SHARES             ACCRUED DIVIDENDS            SHARES
STOCKHOLDER                                         HELD            AS OF APRIL 28, 1999          RECEIVED
-----------                                       ---------   ---------------------------------   --------
Bravo Trust One.................................   95,451                $10,976,080              914,674
Bravo Trust Two.................................   95,451                 10,976,080              914,674
CompuCredit Management Corp.....................    2,298                    264,251               22,021
Brett M. Samsky.................................    6,800                    781,944               65,163

    All of the shares of common stock were acquired by the investors described above for investment purposes and with no present intention toward the resale or distribution thereof. The offers and sales were made without public solicitation, and the stock certificates bear restrictive legends. No underwriter was involved in the transactions, and no commissions were paid.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits


     EXHIBIT NO.                                DESCRIPTION
     -----------                                -----------
       1.1++            Form of Underwriting Agreement.
       3.1              Amended and Restated Articles of Incorporation of
                        CompuCredit Corporation (incorporated by reference to
                        Exhibit 3.1 to CompuCredit's Registration Statement on Form
                        S-1 (File No. 333-62327)).
       3.2              Amended and Restated Bylaws of CompuCredit Corporation
                        (incorporated by reference to Exhibit 3.2 to CompuCredit's
                        Registration Statement on Form S-1 (File No. 333-62327)).
       4.1              Form of certificate representing shares of the Registrant's common stock (incorporated by reference to Exhibit 4.1 to
                        CompuCredit's Registration Statement on Form S-1 (File
                        No. 333-69879)).
       5.1++            Legal opinion of Troutman Sanders LLP regarding legality of securities being registered.
      10.1+             Stockholders Agreement, dated as of April 28, 1999, by and among CompuCredit, Frank J. Hanna, III, individually and as
                        Trustee of Bravo Trust One, David G. Hanna, individually and as Trustee of Bravo Trust Two, Richard W. Gilbert and
                        Richard R. House, Jr.
      10.2.1            Amended and Restated 1998 Stock Option Plan (incorporated by reference to Exhibit 10.2 to CompuCredit's Registration
                        Statement on Form S-1 (File No. 333-69879)).
      10.2.2            CompuCredit Employee Stock Purchase Plan (incorporated by
                        reference to Exhibit 4.3 to CompuCredit's Registration
                        Statement on Form S-1 (File No. 333-92899)).
      10.3.1            Form of Employment Agreement with Schedule of Terms
                        (incorporated by reference to Exhibit 10.3 to CompuCredit's
                        Registration Statement on Form S-1 (File No. 333-69879)).
      10.3.2+           Form of Amendment to Employment Agreement with Schedule of
                        Parties.
      10.4              Agreement, dated as of September 23, 1997, by and among
                        CompuCredit Corporation, Visionary Systems, Inc. and VSX
                        Corporation (incorporated by reference to Exhibit 10.6 to
                        CompuCredit's Registration Statement on Form S-1 (File
                        No. 333-62327)).
      10.5.1**          Affinity Card Agreement, dated as of January 6, 1997,
                        between Columbus Bank and Trust Company and CompuCredit,
                        L.P. (incorporated by reference to Exhibit 10.7.1 to
                        CompuCredit's Registration Statement on Form S-1 (File
                        No. 333-62327)).
      10.5.2            Amendment to Affinity Card Agreement, dated as of March 26,
                        1998, between Columbus Bank and Trust Company and
                        CompuCredit Corporation, as successor to CompuCredit, L.P.
                        (incorporated by reference to Exhibit 10.7.2 to
                        CompuCredit's Registration Statement on Form S-1 (File
                        No. 333-62327)).
      10.5.3            Amendment to Affinity Card Agreement, dated as of August 1,
                        1998, by and among Columbus Bank and Trust Company and
                        CompuCredit Corporation, as successor to CompuCredit, L.P., and CompuCredit Acquisition Corp. (incorporated by reference to Exhibit 10.7.3 to CompuCredit's Registration Statement on
                        Form S-1 (File No. 333-69879)).
      10.5.4**          Facilities Management Services Agreement, dated as of August
                        1, 1998, between Columbus Bank and Trust Company and
                        CompuCredit Corporation, as successor to CompuCredit, L.P.
                        (incorporated by reference to Exhibit 10.7.4 to
                        CompuCredit's Registration Statement on Form S-1 (File
                        No. 333-69879)).
      10.5.5            Amendment to Affinity Card Agreement and Facilities
                        Management Agreement, dated as of November 11, 1998, by and among Columbus Bank and Trust Company, CompuCredit
                        Corporation, as successor to CompuCredit, L.P., and
                        CompuCredit Acquisition Corp. (incorporated by reference to
                        Exhibit 10.7.5 to CompuCredit's Registration Statement on
                        Form S-1 (File No. 333-69879)).
      21.1++            Subsidiaries of the Registrant.
      23.1+             Consent of Ernst & Young LLP.
      23.2++            Consent of Troutman Sanders LLP (included in Exhibit 5.1).
      24.1+             Power of Attorney.

     EXHIBIT NO.                                DESCRIPTION
     -----------                                -----------
      27.1+             Financial Data Schedule.


------------------------

 *  To be filed by amendment.

** Confidential treatment has been granted with respect to portions of this exhibit.

 +  Previously filed with this registration statement.

++  Filed herewith.

ITEM 17. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
    (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering hereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused Amendment No. 2 to this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 11, 2000.


                                          COMPUCREDIT CORPORATION

                                          By: /s/ DAVID G. HANNA
--------------------------------------------------------------------------------
                                              David G. Hanna
                                              President


    Pursuant to the requirements of the Securities Act of 1933, as amended, Amendment No. 2 to this Registration Statement, has been signed below by the following persons in the capacities and on the 11th day of February 2000.


                  SIGNATURE                              TITLE
                  ---------                              -----
             /s/ DAVID G. HANNA                President and Chairman of
    ------------------------------------         the Board (Principal
               David G. Hanna                    Executive Officer)

             /s/ BRETT M. SAMSKY               Chief Financial Officer
    ------------------------------------         (Principal Financial
               Brett M. Samsky                   Officer)

                      *                        Treasurer and Controller
    ------------------------------------         (Principal Accounting
              Ashley L. Johnson                  Officer)

                      *
    ------------------------------------       Director
             Richard W. Gilbert

                      *
    ------------------------------------       Director
             Frank J. Hanna, III

                      *
    ------------------------------------       Director
            Richard E. Huddleston

                      *
    ------------------------------------       Director
            Gail Coutcher Hughes

                  SIGNATURE                              TITLE
                  ---------                              -----
                      *
    ------------------------------------       Director
             James P. Kelly, III

                      *
    ------------------------------------       Director
              Mack F. Mattingly

                      *
    ------------------------------------       Director
            Thomas G. Rosencrants

*By: /s/ BRETT M. SAMSKY
-------------------------------------------------------------------------------
     as attorney-in-fact

EXHIBIT INDEX



     EXHIBIT NO.                                DESCRIPTION
     -----------                                -----------
       1.1++            Form of Underwriting Agreement.
       3.1              Amended and Restated Articles of Incorporation of
                        CompuCredit Corporation (incorporated by reference to
                        Exhibit 3.1 to CompuCredit's Registration Statement on Form
                        S-1 (File No. 333-62327)).
       3.2              Amended and Restated Bylaws of CompuCredit Corporation
                        (incorporated by reference to Exhibit 3.2 to CompuCredit's
                        Registration Statement on Form S-1 (File No. 333-62327)).
       4.1              Form of certificate representing shares of the Registrant's common stock (incorporated by reference to Exhibit 4.1 to
                        CompuCredit's Registration Statement on Form S-1 (File
                        No. 333-69879)).
       5.1++            Legal opinion of Troutman Sanders LLP regarding legality of securities being registered.
      10.1+             Stockholders Agreement, dated as of April 28, 1999, by and among CompuCredit, Frank J. Hanna, III, individually and as
                        Trustee of Bravo Trust One, David G. Hanna, individually and as Trustee of Bravo Trust Two, Richard W. Gilbert and
                        Richard R. House, Jr.
      10.2.1            Amended and Restated 1998 Stock Option Plan (incorporated by reference to Exhibit 10.2 to CompuCredit's Registration
                        Statement on Form S-1 (File No. 333-69879)).
      10.2.2            CompuCredit Employee Stock Purchase Plan (incorporated by
                        reference to Exhibit 4.3 to CompuCredit's Registration
                        Statement on Form S-1 (File No. 333-92899)).
      10.3.1            Form of Employment Agreement with Schedule of Terms
                        (incorporated by reference to Exhibit 10.3 to CompuCredit's
                        Registration Statement on Form S-1 (File No. 333-69879)).
      10.3.2+           Form of Amendment to Employment Agreement with Schedule of
                        Parties.
      10.4              Agreement, dated as of September 23, 1997, by and among
                        CompuCredit Corporation, Visionary Systems, Inc. and VSX
                        Corporation (incorporated by reference to Exhibit 10.6 to
                        CompuCredit's Registration Statement on Form S-1 (File
                        No. 333-62327)).
      10.5.1**          Affinity Card Agreement, dated as of January 6, 1997,
                        between Columbus Bank and Trust Company and CompuCredit,
                        L.P. (incorporated by reference to Exhibit 10.7.1 to
                        CompuCredit's Registration Statement on Form S-1 (File
                        No. 333-62327)).
      10.5.2            Amendment to Affinity Card Agreement, dated as of March 26,
                        1998, between Columbus Bank and Trust Company and
                        CompuCredit Corporation, as successor to CompuCredit, L.P.
                        (incorporated by reference to Exhibit 10.7.2 to
                        CompuCredit's Registration Statement on Form S-1 (File
                        No. 333-62327)).
      10.5.3            Amendment to Affinity Card Agreement, dated as of August 1,
                        1998, by and among Columbus Bank and Trust Company and
                        CompuCredit Corporation, as successor to CompuCredit, L.P., and CompuCredit Acquisition Corp. (incorporated by reference to Exhibit 10.7.3 to CompuCredit's Registration Statement on
                        Form S-1 (File No. 333-69879)).
      10.5.4**          Facilities Management Services Agreement, dated as of August
                        1, 1998, between Columbus Bank and Trust Company and
                        CompuCredit Corporation, as successor to CompuCredit, L.P.
                        (incorporated by reference to Exhibit 10.7.4 to
                        CompuCredit's Registration Statement on Form S-1 (File
                        No. 333-69879)).
      10.5.5            Amendment to Affinity Card Agreement and Facilities
                        Management Agreement, dated as of November 11, 1998, by and among Columbus Bank and Trust Company, CompuCredit
                        Corporation, as successor to CompuCredit, L.P., and
                        CompuCredit Acquisition Corp. (incorporated by reference to
                        Exhibit 10.7.5 to CompuCredit's Registration Statement on
                        Form S-1 (File No. 333-69879)).
      21.1++            Subsidiaries of the Registrant.
      23.1+             Consent of Ernst & Young LLP.
      23.2++            Consent of Troutman Sanders LLP (included in Exhibit 5.1).
      24.1+             Power of Attorney.
      27.1+             Financial Data Schedule.


------------------------

 *  To be filed by amendment.

** Confidential treatment has been granted with respect to portions of this exhibit.

 +  Previously filed with this registration statement.

++  Filed herewith.